FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
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MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                 July 23, 2001

Alliant Energy Resources, Inc.
Alliant Energy Corporation
222 West Washington Avenue
Madison, Wisconsin  53703

Ladies and Gentlemen:

      We have acted as counsel for Alliant Energy Resources, Inc., a Wisconsin corporation (the Company"), and Alliant Energy Corporation, a Wisconsin corporation and the parent corporation of the Company (the "Parent"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3, including the Prospectus constituting a part thereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to $259,026,814 aggregate principal amount of the Company's Exchangeable Senior Notes due 2030 (the "PHONES") to be sold by certain selling security holders listed in the Registration Statement. The PHONES were issued in a private placement pursuant to Section 4(2) and Rule 144A under the Securities Act and were issued pursuant to an Indenture, dated as of November 4, 1999, as supplemented and amended by the First Supplemental Indenture, dated as of November 4, 1999, and by the Second Supplemental Indenture dated February 1, 2000 (collectively, the "Indenture"), between the Company, the Parent and Firstar Bank, N.A., as trustee and paying agent (the "Trustee"). The PHONES are fully and unconditionally guaranteed (the "PHONES Guarantees") by the Parent.

      In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture; (c) the form of the PHONES; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

      In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Foley & Lardner
  Alliant Energy Resources, Inc.
  Alliant Energy Corporation
  July 23, 2001
  Page 2


      Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

      1. The Company and the Parent are each validly existing corporations under the laws of the State of Wisconsin;

      2. The PHONES are legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; and

      3. The PHONES Guarantees are valid and binding obligations of the Parent enforceable in accordance with their terms;

except, in each case, (a) as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the PHONES or the PHONES Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                                  Very truly yours,

                                                  /s/ Foley & Lardner

                                                  FOLEY & LARDNER